UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2013

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard,
Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2013, Hooker Furniture Corporation announced the promotion of Paul A. Huckfeldt to Senior Vice President-Finance and Accounting. Mr. Huckfeldt continues in his role as Chief Financial Officer. Prior to his promotion, Mr. Huckfeldt served as Vice-President-Finance and Accounting and Chief Financial Officer. In connection with the promotion, Mr. Huckfeldt will receive a base salary increase of $19,500 to $214,500.

“We’re pleased to announce Paul’s promotion,” remarked Paul Toms, Chairman and CEO. “Paul is a tireless worker who is involved in multiple facets of the business. He is an extremely valuable member of our senior management team and a tremendous asset to our Company.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

Date: September 4, 2013	By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt Senior Vice President – Finance and Accounting
Chief Financial Officer

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